 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cellular Biomedicine Group, Inc.
Cupertino, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-210337) and Form S-8 (No. 333-158583, 333-187799, 333-198692, and 333-211679) of Cellular Biomedicine Group, Inc. of our report dated March 31, 2015, relating to the consolidated financial statements for the year ended December 31, 2014, which appears in this Form 10-K.

/s/ BDO USA, LLP
Phoenix, Arizona

March 13, 2017